As filed with the Securities and Exchange Commission on October 8, 2026

File No. 000-56862

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

SLR SECURED SPECIALTY LENDING FUND

(Exact name of registrant as specified in charter)

Delaware	42-6842219
(State or other jurisdiction of incorporation or registration)	(I.R.S. Employer Identification No.)

500 Park Avenue New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 993-1670

(Registrant’s telephone number, including area code)

with copies to:

Thomas J. Friedmann

Dechert LLP

One International Place, 40th Floor

100 Oliver Street

Boston, MA 02110

(617) 728-7100

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
None	N/A

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

Common Shares, par value $0.001 per share

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE	1
Item 15. FINANCIAL STATEMENTS AND EXHIBITS.	1

EXPLANATORY NOTE

This Amendment No. 4 to Form 10 (this “Amendment”) amends the Registration Statement on Form 10 of SLR Secured Specialty Lending Fund as first filed with the Securities and Exchange Commission (“SEC”) on July 14, 2026 and as amended by Amendment No. 1 to Form 10 filed with the SEC on August 11, 2026, and by Amendment No. 2 to Form 10 filed with the SEC on August 13, 2026 and by Amendment No. 3 to Form 10 filed with the SEC on October 11, 2026 (as so amended, the “Registration Statement”). This Amendment is being filed to include an unaudited schedule of the investments SLR Secured Specialty Lending Fund (the “Fund”) acquired as part of its Initial Portfolio Investments. In accordance with Rule 12b-15 under the Exchange Act, this Amendment No. 4 amends only Item 15 of Form 10. No other changes were made to the Registration Statement.

The Registration Statement became effective automatically sixty days after it was initially filed with the SEC, and the Fund is currently subject to the reporting and other requirements of the Exchange Act and the rules promulgated thereunder.

This Amendment No. 4 should be read in conjunction with the prior filings and any subsequent filings of the Fund with the SEC.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

(a) List separately all financial statements filed.

The financial statements included in this Registration Statement are listed “Item 13. Financial Statements and Supplementary Data.”

(b)	Exhibits

Exhibit Index

3.1	Certificate of Trust*

3.2	Declaration of Trust*

3.3	Form of Bylaws*

3.4	Form of Amended and Restated Declaration of Trust*

10.1	Form of Investment Advisory Management Agreement by and between SLR Secured Specialty Lending Fund and SLR Secured Lending Partners, LLC*

10.2	Form of Administration Agreement by and between SLR Secured Specialty Lending Fund and SLR Capital Management, LLC*

10.3	Custodial Services Election Agreement, dated as of July 7, 2026, by and between SLR Secured Specialty Lending Fund and Citibank, N.A.*

10.4	Form of Expense Limitation and Reimbursement Agreement, by and between SLR Secured Specialty Lending Fund and SLR Secured Lending Partners, LLC*

10.5	Form of Trademark License Agreement by and between SLR Capital Partners, LLC and SLR Secured Specialty Lending Fund*

10.6	Dividend Reinvestment Plan*

10.7	Form of Subscription Agreement*

10.8	Joint Code of Ethics of the Registrant*

10.9	Unaudited Schedule of Investments**

*	Previously filed
**	Filed herewith

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SLR SECURED SPECIALTY LENDING FUND

By:	/s/ Michael Gross
Name:	Michael Gross
Title:	Trustee

Date:  October 8, 2026